Clever Leaves Announces Leadership Transition Plan

Kyle Detwiler to Step Down as CEO; Andres Fajardo to be Appointed CEO

BOCA RATON, FL, February 9, 2022 – Clever Leaves Holdings Inc. (NASDAQ: CLVR, CLVRW) (“Clever Leaves” or the “Company”), a leading multinational operator and licensed producer of pharmaceutical-grade cannabinoids, today announced a leadership transition plan. Andres Fajardo, currently a director and president of the Company, has been selected to succeed Kyle Detwiler as CEO, effective March 24, 2022. Detwiler will remain CEO until March 24, 2022, to ensure a smooth transition, and he will continue to serve as the Company’s Chairman until such date.

“Today’s leadership changes are the culmination of a succession planning process that our board and Kyle have worked on together,” said Elisabeth DeMarse, who has served as an independent director of the board since December 2020. “We are pleased to have someone with Andres’ experience and knowledge of Clever Leaves succeed Kyle as CEO, and we expect he will benefit from Kyle’s continued support. On behalf of our board, we are grateful for Kyle’s many contributions to this company over the years, and we wish him well in his next chapter.”

Fajardo brings more than 20 years of management experience to the Company. He has served as a director of the board since December 2020 and as president since 2019, and in various other roles at the Company since its establishment in 2016. Such roles include CEO in 2019 and chairman in 2018 of Clever Leaves Colombia. Prior to Clever Leaves, from 2016 to 2018, Fajardo was a founding partner of Mojo Ventures, a venture capital incubator in Colombia. Fajardo also served as CEO of IQ Outsourcing, a leading Colombian business processing outsourcing firm from 2010 to 2015, and a principal member at Booz & Company from 2000 to 2010. He obtained a Master of Business Administration from Harvard Business School and a Bachelor of Science in Industrial Engineering and Economics from Los Andes University in Colombia.

Commenting on his appointment, Fajardo said: “As a co-founder of the Company and a true believer in its purpose of bringing the benefits of cannabis to patients around the world, I am honored to transition to the role of CEO at such an important time in the Company’s history. I believe that we have the right team, clients, products, and assets to lead the Company to the next level. I look forward to continuing to work closely with Kyle and the board to execute Clever Leaves’ strategy.”

Detwiler commented: “It has been a privilege to serve alongside such a talented team over the last seven years. Andres and I have worked together for more than half a decade, and he is well-positioned to build upon the early success we have generated in our core markets and leverage the robust infrastructure we have built across our production footprint. I look forward to working with him as he transitions into this exciting new role.”

About Clever Leaves Holdings Inc.
Clever Leaves is a multinational cannabis company with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade cannabinoid processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community. Clever Leaves has received multiple international certifications that have enabled it to increase its export and sales capacity from its Colombian operations, including European Union Good Manufacturing Practices (EU GMP) Certification, a Good Manufacturing Practices (GMP) Certification by Colombia National Food and Drug Surveillance Institute - Invima, and Good Agricultural and Collecting Practices (GACP) Certification. Clever Leaves was granted a license in Portugal from Infarmed – the Portuguese health authority – which allows Clever Leaves to cultivate, import and export dry flower for medicinal and research purposes. In addition, the Portuguese operation was also granted by Control Union Certifications to be compliant with GACP and GAP from EMEA and WHO, as well as with CUMCS – G.A.P.

For more information, visit https://cleverleaves.com/en/home/ and follow Clever Leaves on Twitter and LinkedIn.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements as well as our outlook for 2022 are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Important factors that may affect actual results or the achievability of the Company’s expectations include, but are not limited to: (i) expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves will become profitable; (ii) Clever Leaves’ ability to execute its business plans and strategy (including its goals in its six key markets) and to receive regulatory approvals; (iii) Clever Leaves’ ability to capitalize on expected market opportunities, including the timing and extent to which cannabis is legalized in various jurisdictions; (iv) global economic and business conditions; (v) geopolitical events, natural disasters, acts of God and pandemics, including the economic and operational disruptions and other effects of COVID-19 such as the global supply chain crisis, travel restrictions, delays or disruptions to physical shipments (including outright bans on imported products), delays in issuing licenses and permits, delays in hiring necessary personnel to carry out sales, cultivation and other tasks, and financial pressures upon Clever Leaves and its customers; (vi) regulatory developments in key markets for the company's products, including international regulatory agency coordination and increased quality standards imposed by certain health regulatory agencies, and failure to otherwise comply with laws and regulations; (vii) uncertainty with respect to the requirements applicable to certain cannabis products as well as the permissibility of sample shipments, and other risks and uncertainties; (viii) consumer, legislative, and regulatory sentiment or perception regarding Clever Leaves’ products; (ix) lack of regulatory approval and market acceptance of Clever Leaves’ new products, which may impede our ability to successfully commercialize our CBD brand in the United States; (x) the extent to which Clever Leaves’ is able to monetize its existing THC market quota within Colombia; (xi) demand for Clever Leaves’ products and Clever Leaves’ ability to meet demand for its products and negotiate agreements with existing and new customers, including the sales agreements identified as a part of our 2022 strategic growth objectives; (xii) developing product enhancements and formulations with commercial value and appeal; (xiii) product liability claims exposure; (xiv) lack of a history and experience operating a business on a large scale and across multiple jurisdictions; (xv) limited experience operating as a public company; (xvi) changes in currency exchange rates and interest rates; (xvii) weather and agricultural conditions and their impact on the Company’s cultivation and construction plans, (xviii) Clever Leaves’ ability to hire and retain skilled personnel in the jurisdictions where it operates; (xix) Clever Leaves’ rapid growth, including growth in personnel; (xx) Clever Leaves’ ability to remediate a material weakness in its internal control cover financial reporting and to develop and maintain effective internal and disclosure controls; (xxi) potential litigation; (xxiii) access to additional financing; and (xxiv) completion of our construction initiatives on time and on budget. The foregoing list of factors is not exclusive. Additional information concerning certain of these, and other risk factors is contained in Clever Leaves’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Clever Leaves Investor Inquiries:
Cody Slach or Jackie Keshner
Gateway Investor Relations
+1-949-574-3860
CLVR@gatewayir.com

Clever Leaves Press Contacts:
McKenna Miller
KCSA Strategic Communications
+1-347-487-6197
mmiller@kcsa.com

Diana Sigüenza
Strategic Communications Director
+57-310-236-8830
diana.siguenza@cleverleaves.com

Clever Leaves Commercial Inquiries:
Andrew Miller
Vice President Sales - EMEA, North America, and Asia-Pacific
+1-416-817-1336
andrew.miller@cleverleaves.com